UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.  )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

LA ROSA HOLDINGS CORP.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

LA ROSA HOLDINGS CORP.

1420 Celebration Blvd., 2nd Floor

Celebration, Florida 34747

(321) 250-1799

Notice of Action Taken Pursuant to Written Consent of Stockholders

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

To the Holders of Common Stock of La Rosa Holdings Corp.,

This Notice and Information Statement is being circulated to the stockholders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”), of La Rosa Holdings Corp. (the “Company”), as of the close of business on February 4, 2025, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holder of a majority of the outstanding voting stock of the Company, holding approximately 52.7 % of the outstanding voting capital stock of the Company (the “Majority Stockholder”). This Information Statement shall be considered the notice required under Chapter 78 of the Nevada Revised Statutes (the “NRS”).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The following actions (“Corporate Actions”) were authorized by written consent of the Majority Stockholder on February 4, 2025:

1.	Approval of the issuance of Initial Note(as defined below), Incremental Warrants (as defined below) and Incremental Notes (as defined below), Interest Shares (as defined below), Conversion Shares (as defined below), and Incremental Conversion Shares (as defined below) in excess of 19.99% of the Company’s issued and outstanding Common Stock, in each case, to comply with the Nasdaq’s 20% rule (as defined below);
2.	Approval of the amendment (the “Reverse Stock Split Amendment”) to the Articles of Incorporation of the Company to provide for a reverse stock split (the “Reverse Stock Split”) of the Common Stock of the Company, that will be at a ratio ranging from one for two (1:2) to one for one hundred (1:100) (the “Split Ratio Range”), the final determination of which shall be determined by the Board of Directors, and authorization to the Board of Directors to effect the Reverse Stock Split at their discretion;
3.	Approval of the Third Amended and Restated 2022 La Rosa Holdings Corp. Agent Incentive Plan;
4.	Approval of the filing of a Certificate of Amendment to the Company’s Articles of Incorporation to amend the Company’s authorized number of shares of Common Stock to two billion (2,000,000,000) shares of Common Stock, and to restate Sections 3.01 and 3.02 thereof to reflect such amendment.

The Majority Stockholder consents we have received constitutes the only stockholder approval required under the NRS, Nasdaq Listing Rules 5635(b) and 5635(d) (with respect to the first Corporate Action listed above), our Articles of Incorporation, and our Bylaws, to approve the Corporate Actions. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholder will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

By Order of the Board of Directors,

Joseph La Rosa Chief Executive Officer and Chairman

[●], 2025

Appendices:

Appendix A – Form of Certificate of Amendment to Amended and Restated Articles of Incorporation regarding Reverse Stock Split of Issued and Outstanding Common Stock

Appendix B – Form of Third Amended and Restated La Rosa Holdings Corp. 2022 Agent Incentive Plan

Appendix C – Form of Certificate of Amendment to Amended and Restated Articles of Incorporation to Increase Authorized Common Stock

i

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF

DIRECTORS OF THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

[●], 2025

GENERAL INFORMATION

La Rosa Holdings Corp., a Nevada corporation, with its principal executive offices located at 1420 Celebration Blvd., 2nd Floor, Celebration, Florida 34747, is sending you this Notice and Information Statement (the “Information Statement”) to notify you of actions that the Majority Stockholder has taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company, “we,” “our,” “us,” and “La Rosa” are to La Rosa Holdings Corp., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

Copies of this Information Statement are being mailed on or about [●], 2025, to the holders of record of the outstanding shares of our Common Stock on February 4, 2025, which we refer to as the “Record Date.”

Background

On February 3, 2025 and February 4, 2025, the following actions (the “Corporate Actions”) were approved by the Board of Directors of the Company (the “Board of Directors”), and by a written consent of the Majority Stockholder holding approximately 52.7% of our outstanding voting stock on February 4, 2025, in lieu of a special meeting of stockholders:

1.	Approval of the issuance of Initial Note(as defined below), Incremental Warrants (as defined below) and Incremental Notes (as defined below), Interest Shares (as defined below), Conversion Shares (as defined below), and Incremental Conversion Shares (as defined below) in excess of 19.99% of the Company’s issued and outstanding Common Stock, in each case, to comply with the Nasdaq’s 20% rule (as defined below).
2.	Approval of the amendment (the “Reverse Stock Split Amendment”) to the Articles of Incorporation of the Company to provide for a reverse stock split (the “Reverse Stock Split”) of the Common Stock of the Company, that will be at a ratio ranging from one for two (1:2) to one for one hundred (1:100) (the “Split Ratio Range”), the final determination of which shall be determined by the Board of Directors, and authorization to the Board of Directors to effect the Reverse Stock Split at their discretion;
3.	Approval of the Third Amended and Restated 2022 La Rosa Holdings Corp. Agent Incentive Plan;
4.	Approval of the filing of a Certificate of Amendment to the Company’s Articles of Incorporation to amend the Company’s authorized number of shares of Common Stock to two billion (2,000,000,000) shares of Common Stock, and to restate Sections 3.01 and 3.02 thereof to reflect such amendment.

The elimination of the need for a formal meeting of the stockholders to approve the Corporate Actions is authorized by Section 78.320 of the Nevada Revised Statutes (the “NRS”), our Amended and Restated Articles of Incorporation and our Bylaws.  Under NRS 78.320, the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the formal meeting. Prompt notice of any action so taken by written consent must be provided to all holders of our Common Stock as of the Record Date. According to Section 78.380(1)(b) of the NRS, an action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action and pursuant to Section 78.330 of the NRS.

In order to eliminate the costs and management time involved in holding a special meeting, the Corporate Actions were approved by the written consent of the Majority Stockholder in lieu of a special meeting of stockholders.

This Information Statement shall constitute notice to you of the Majority Stockholder taking action by written consent under Section 78.320 of the NRS.

The Majority Stockholder consent we have received constitutes the only stockholder approval required under the NRS, Nasdaq Listing Rules 5635(b) and 5635(d) (as applicable to the first Corporate Action listed above), our Articles of Incorporation and our Bylaws, to approve the Corporate Actions. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents, nor proxies are being requested from stockholders.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to our stockholders of record on the Record Date. The actions approved by the Majority Stockholder will be effective no earlier than twenty (20) days after the date this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date, which we expect to be on or approximately [*], 2025. Stockholders may also request a copy of the Information Statement by contacting our main office at (321) 250-1799.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

ACTIONS TAKEN

This Information Statement contains a brief summary of the material aspects of the Corporate Actions approved by the members of the Board of Directors of the Company and the Majority Stockholder.

1. APPROVAL OF THE ISSUANCE OF INITIAL NOTE, INCREMENTAL WARRANTS AND INCREMENTAL NOTES, INTEREST SHARES, CONVERSION SHARES AND INCREMENTAL CONVERSION SHARES IN EXCESS OF 19.99% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN COMPLIANCE WITH NASDAQ’S 20% RULE

On February 4, 2025, the Majority Stockholder, who holds approximately 52.7% of our outstanding voting stock on February 4, 2025, provided the Stockholder Approvals (as defined below) by written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”).

On February 4, 2025 (the “Closing Date”), the Company and an institutional investor (the “Investor”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which the Company issued to the Investor: (i) a Senior Secured Convertible Note in the original principal amount of $5,500,000 which matures on the two-year anniversary of the Closing Date (the “Initial Note”); and (ii) sixteen (16) warrants (“Incremental Warrants”), each to purchase additional Notes in an original principal amount up to $2,500,000 at an exercise price of $2,256,250 in substantially the same form as the Initial Note (“Incremental Notes”; and together with the Initial Note, the “Notes”). The purchase price paid by the Investor under the Securities Purchase Agreement for the Initial Note and Incremental Warrants is $4,963,750. These proceeds have been or may be used by the Company to pay-off certain indebtedness of the Company, pay certain outstanding fees and expenses (including expenses of the offering), acquisitions and general corporate purposes.

Pursuant to the terms of the Securities Purchase Agreement, the Company is required in the instant case, no later than sixty (60) days of the Closing Date (the “Stockholder Meeting Deadline”): (x) to obtain the prior written consent of the requisite shareholders of the Company (the “Stockholder Consent”) to obtain the Stockholder Approval (as defined below), which Stockholder Consent has been provided under the Majority Stockholder Consent described above, and (y) to inform the other shareholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the Securities and Exchange Commission (the “Commission”) an information statement with respect thereto as promptly as practicable after the Closing Date but prior to the Stockholder Meeting Deadline (or, if such filing is delayed by a court or regulatory agency, in no event later than ninety (90) calendar days after the Closing Date). This Information Statement is being provided to shareholders in satisfaction of the latter requirement.

The Majority Stockholder Consent provides the affirmative stockholder approval required under the Securities Purchase Agreement (the “Stockholder Approval”) of: (i) the issuance of the Initial Note, the Incremental Warrants and Incremental Notes, all Interest Shares and all of the Conversion Shares and Incremental Conversion Shares in excess of 19.99% (without regard to any limitation on conversion or exercise thereof) of the Company’s issued and outstanding Common Stock at a price less than the minimum price required by Nasdaq in compliance with the 20% Rule; (ii) authorization to complete a reverse split of our Common Stock (the “Reverse Split”); and (iii) authorization to increase the number authorized shares of our Common Stock (the “Required Authorized Shares Increase”) is sufficient to meet the ensure that the number of shares that the Company can reserved for issuance by the Company upon conversion of the Initial Note and any Incremental Notes issuable upon exercise of any Incremental Warrants is at least 200% of the maximum number of Conversion Shares and Incremental Conversion Shares issuable upon conversion thereof (defined in the Securities Purchase, as the “Required Reserve Amount”).

Subject to the “Maximum Percentage” limitations described (and defined) below, holders of outstanding Notes are entitled to convert any portion of the outstanding and unpaid Conversion Amount (as hereinafter defined) thereof into shares of Common Stock of the Company at the Conversion Rate (as hereinafter defined). Each Incremental Warrant is exercisable, at the option of the holder thereof, into Incremental Notes in an original principal amount up to $2,500,000, or up to $40,000,000 in the aggregate, for a period of seven years and six months from the Closing Date. The exercise of eight (8) of the sixteen (16) Incremental Warrants issued to the Investor requires the prior written consent of the Company and Investor. The Company is currently listed on the Nasdaq Capital Market and is subject to the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). The issuance of the shares of our Common Stock upon conversion of the Notes implicates certain Nasdaq Listing Rules described below requiring prior stockholder approval in order to maintain our listing on Nasdaq.

This Information Statement contains a brief summary of the material terms of the Securities Purchase Agreement and certain other material Transaction Documents (as defined therein) approved by the Board of Directors of the Company and the Majority Stockholder. We encourage you to read the Initial Note, Incremental Warrant, Securities Purchase Agreement, Security and Pledge Agreement, Intellectual Property Security Agreement, Registration Rights Agreement, Voting Agreement, Guaranty, and Lock-Up Agreements, in their entirety, forms of which were previously filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, and 10.8, respectively, to the Company’s Current Report on Form 8-K filed with the Commission on February 5, 2025.

Securities Purchase Agreement and other Transaction Documents

Securities Purchase Agreement

On February 4, 2025, the Company and Investor entered into the Securities Purchase Agreement, pursuant to which the Company issued to the Investor the $5,500,000 original principal amount Initial Note and sixteen (16) Incremental Warrants to purchase up to $40,000,000 original principal amount Incremental Notes.

The Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and standard closing conditions. The Securities Purchase Agreement also requires that the Company obtain the Stockholder Approvals by the Stockholder Meeting Deadline as described above. In accordance with the Securities Purchase Agreement: (i) the Company, in addition to the Initial Note and Incremental Warrants, executed and delivered to the Investor the Registration Rights Agreement and Security Agreement (as such terms are defined below); (ii) each subsidiary of the Company (each, a “Subsidiary”) executed and delivered to the Investor the Security Agreement and Subsidiary Guaranty (as defined below); (iii) the Majority Stockholder executed and delivered to the Investor the Voting Agreement (as defined below); and (iv) the Majority Stockholder and institutional investor in our Common Stock executed and delivered to Investor a Lock-Up Agreement. These other “Transaction Documents” (as defined in the Notes) are briefly described hereinbelow.

Initial Notes and Incremental Notes

Payment

All outstanding principal, accrued and unpaid interest and accrued and unpaid Late Charges (as defined in the Notes), if any, on such principal and interest under the Notes are due and payable on the second anniversary of the respective issuance dates of thereof.

Interest on the Notes commences accruing on the issuance date thereof at an annual rate of 12% per annum computed on the basis of a 360-day year and the actual number of days elapsed in each month and is payable in arrears for on the first trading day of each fiscal quarter with the first such date being April 1, 2025. Interest may be paid in certain limited conditions in shares of the Company’s Common Stock (“Interest Shares”) and is otherwise be payable in cash.

Conversion Rights

Subject to the Maximum Percentage (as defined below), holders of outstanding Notes are entitled to convert any portion of the outstanding and unpaid Conversion Amount (as hereinafter defined) thereof into shares of our Common Stock at the Conversion Rate (as hereinafter defined). For such purpose: (i) “Conversion Amount” means 100% of the sum of the portion of the principal of the Note to be converted, the accrued and unpaid interest thereon, certain specific accrued and unpaid Late Charges, and any other unpaid amounts pursuant to the Transaction Documents; (ii) “Conversion Rate” means the amount determined by dividing (x) such Conversion Amount by (y) the Conversion Price; and (iii) “Conversion Price”, as of any date of determination and subject to adjustment as provided therein (if any): (A) with respect to the Initial Note, 115% of the Closing Sale Price (as defined) of the Common Stock on the trading day prior to the Closing Date; and (B) with respect to any Incremental Note, the lower of (x) 115% of Closing Sale Price on the trading day prior to the relevant funding date of such Incremental Note and (y) the lowest Conversion Price in effect of any then outstanding Note.

Subject to the Maximum Percentage (as defined below), holders of the Notes may alternatively convert (each, an “Alternate Conversion”) all or any part of the Conversion Amount thereof into shares of Common Stock at a conversion rate equal to the quotient of (x) 120% of the Conversion Amount divided by (y) the Alternate Conversion Price. For such purpose: (i) “Alternate Conversion Price” means that price which is the lower of (A) 95% of the lowest VWAP (as defined in the Notes) of our Common Stock during the seven (7) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, and (B) the Floor Price; and (ii) “Floor Price” means 20% of the Minimum Price (as defined in Nasdaq Rule 5653(d), as amended). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such seven trading day period.

Subject to certain exceptions outlined in the Notes, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Conversion Price of the Notes then in effect, the Conversion Price will be reduced to equal the effective price per share in such dilutive issuance. The Conversion Price is also subject to a downward adjustment if an Event of Default occurs. The Conversion Price is subject to the Floor Price.

A holder of Notes shall not have the right to convert any portion of the Note to the extent that, after giving effect to such conversion, the holder (together with its affiliates) would beneficially own in excess of 4.99% of the shares of the Common Stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). Such Maximum Percentage may be raised or lowered to any other percentage not in excess of 4.99%, at the option of the holder upon 61 days’ prior written notice to the Company.

Events of Default and Remedies

Each of the following events constitutes an “Event of Default” under the Notes, and each of the events in clauses (x), (xi) and (xii) below constitute a “Bankruptcy Event of Default”:

(i)	the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) to be filed with the Commission on or prior to the date that is five (5) days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the such Registration Statement to be declared effective by the Commission on or prior to the date that is five (5) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

(ii)	while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such applicable Registration Statement lapses for any reason or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii)	the suspension from trading or the failure of our Common Stock to be trading or listed (as applicable) on an Eligible Market (as defined in the Securities Purchase Agreement);

(iv)	the Company’s (A) failure to cure a Conversion Failure (as defined therein) by delivery of the required number of shares of Common Stock within five (5) trading days after the applicable conversion date or (B) notice, written or oral, to any holder of the Notes or the Incremental Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, or a request for exercise of any Incremental Warrants for Incremental Notes in accordance with the provisions of the Incremental Warrants;

(v)	subject to certain exceptions, at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation (as defined in therein)) is less than the sum of (a) the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of the applicable Note (without regard to any limitations on conversion), and (B) the number of shares of Common Stock that the holder would be entitled to receive upon a conversion of the full Conversion Amount of the holder’s Incremental Notes issuable upon exercise of the Incremental Warrants (without regard to any limitations on exercise set forth in the Incremental Warrants or on conversion set forth in the Incremental Notes);

(vi)	the Company’s or any Subsidiary’s failure to pay to the holder any amount of principal, Interest, Late Charges or other amounts when and as due under the Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least two (2) trading days;

(vii)	the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the holder under the Securities Purchase Agreement as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(viii)	the failure to file in the future all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act on a timely basis;

(ix)	the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $250,000 of indebtedness of the within any six (6) month period of the Company or any of its Subsidiaries, other than with respect to any Notes;

(x)	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(xi)	the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xii)	the entry by a court of (x) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (y) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xiii)	a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xiv)	the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company and its Subsidiaries, taken as a whole;

(xv)	other than as specifically set forth with respect to another Event of Default, the Company or any Subsidiary breaches any representation or warranty, or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of three (3) consecutive trading days;

(xvi)	a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions (as defined therein) are satisfied, (B) there has been no Equity Conditions Failure (as defined therein), or (C) as to whether any Event of Default has occurred;

(xvii)	any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 15 (Covenants) of the Notes;

(xviii)	any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xix)	any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(xx)	any Security Document (as defined therein) shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (as defined in the Securities Purchase Agreement) on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent (as defined in the Securities Purchase Agreement) or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xxi)	any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could have a Material Adverse Effect; or

(xxii)	any Event of Default occurs with respect to any other Notes.

The Company is required upon the occurrence of an Event of Default, within one (1) business day, to deliver written notice thereof (an “Event of Default Notice”) to the holder(s) of outstanding Notes. At any time after the earlier of a holder’s receipt of an Event of Default Notice and the holder becoming aware of an Event of Default, the holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of such holder’s Note(s) by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company. Each portion of Notes subject to such redemption must be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Outstanding Amount (as defined therein) to be redeemed multiplied by (B) the “Redemption Premium” (as defined therein) of 120%, and (ii) the product of (X) the Conversion Rate with respect to the Outstanding Amount in effect at such time as the holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required (the “Event of Default Redemption Price”). These To the extent these redemptions. Until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Outstanding Amount submitted for may be converted, in whole or in part, by the holders into shares of Common Stock pursuant to the terms of their Note(s).

Upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company must immediately pay to the holder(s) of outstanding Notes an amount in cash representing (i) all outstanding principal, accrued and unpaid interest and accrued and unpaid Late Charges on such principal and interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due thereunder, provided that the holder(s) thereof may waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the holder(s) hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

In the case of an Event of Default holders of Notes will also be permitted to exercise their respective rights and remedies under the Security Agreement, Subsidiary Guaranty and other Security Documents (as defined in the Note).

Redemption Rights

In addition to their rights of redemption as set forth above with respect to Events of Default, the holders of outstanding Notes have the right to require, or the Company shall automatically be required, to redeem outstanding Notes in the event of a Change of Control, Asset Sale or and any Subsequent Placement (each as defined in the Notes). In addition, the Company may at its option redeem in cash all or any portion of the outstanding Notes. Such redemptions are generally required to be made at a redemption prices of 120% in respect of such principal amount, plus all accrued and unpaid interest, if any, on such principal amount being redeemed.

Incremental Warrants

Each Incremental Warrant is exercisable, at the option of the holder thereof, into Incremental Notes in an original principal amount of up to $2,500,000, or up to $40,000,000 in the aggregate, for a period of seven years and six months from the Closing Date. The exercise of eight (8) of the sixteen (16) Incremental Warrants issued to the Investor requires the prior written consent of the Company and Investor.

Registration Rights Agreement

On the Closing Date, the Company entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”) with respect to the resale of the shares of Common Stock issuable upon conversion of the Initial Note (the “Conversion Shares”) and Incremental Notes (the “Incremental Conversion Shares”). The Registration Rights Agreement requires that the Conversion Shares and Incremental Conversion Shares be registered by the Company under the Securities Act of 1933, as amended, by the earlier of the (i) 90th calendar day after the Closing Date (or, if such Registration Statement is subject to a full review by the Securities and Exchange Commission), 120th calendar day).

Security Agreement

On the Closing Date, the Company and each of its Subsidiaries (each, a “Grantor”), and the Investor, for itself and as the collateral agent (the “Collateral Agent”) for the benefit of the holders of Obligations (as defined in the Security Agreement), entered into a Security and Pledge Agreement (the “Security Agreement”) with respect to the Notes. Pursuant to the Security Agreement, each Grantor granted to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), a security interest in such Grantor’s right, title and interest in and to all or substantially all of its properties and assets, or in which or to which such Grantor has any rights, whether then owned or thereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”). The Collateral secures the payment and performance by the Company and each other Grantor of their respective Obligations.

Subsidiary Guaranty

On the Closing Date, each Subsidiary entered a guarantee agreement (the “Subsidiary Guaranty”) whereby each Subsidiary of the Company guaranteed to the Investor the prompt and full payment and performance of the Obligations of the Company and each Subsidiary under the Security Agreement and other Transaction Documents.

Voting Agreement

Pursuant to the Securities Purchase Agreement, on the Closing Date the Chief Executive Officer of the Company executed a voting agreement with the Company (the “Voting Agreement”) pursuant to which he agreed to vote in his shares of Common Stock to approve the Stockholder Approvals. Under the Majority Stockholder Approval described above, the Chief Executive Officer satisfied this Voting Agreement obligation.

Lock-Up Agreements

On the Closing Date, the Chief Executive Officer of the Company and a certain institutional investor in our Common Stock each entered into lock-up agreements (each, a “Lock-Up Agreement”) pursuant to which each signatory agreed, subject to certain customary exceptions, not to sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, shares of the Common Stock held by them for a specified period after the Closing Date.

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

Our Common Stock’s listing on the Nasdaq Capital Market subjects us to Nasdaq’s Listing Rules. The issuance of the Initial Note, Incremental Warrants and Incremental Notes, and Interest Shares, Conversion Shares and Incremental Conversion Shares (as such terms are defined below) triggers the following Nasdaq Listing Rules (the “20% Rule”) requiring prior stockholder approval to maintain our listing:

➢	Nasdaq Listing Rule 5635(b) mandates stockholder approval for any issuance potentially resulting in a “change of control.” A single or affiliated group acquiring as little as 20% of the Common Stock or voting power, becoming the largest ownership position, may trigger this requirement.

➢	Nasdaq Listing Rule 5635(d) necessitates stockholder approval before any nonpublic offering involving the sale or potential sale of Common Stock (or convertible securities), equal to 20% or more of the pre-issuance Common Stock or voting power, at a price below the last close or the average closing price over the preceding five trading days.

The potential for the effective conversion price(s) of the Notes to adjust, resulting in our Common Stock being issued at a discount, invokes Nasdaq Listing Rule 5635(d). Assuming full conversion of the Initial Note and any Incremental Notes issuable upon the exercise of Incremental Warrants and certain conversion price adjustments under the Notes’ terms, such issuances could involve at many times more than 20% of the number of shares of our Common Stock presently outstanding. This scenario would require prior stockholder approval under Nasdaq Listing Rule 5635(b).

The Majority Stockholder Approval constitutes the only stockholder approval required under the NRS, Nasdaq’s 20% Rule, our Articles of Incorporation and our Bylaws, to provide the Stockholder Approval required under the Securities Purchase Agreement. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents, nor proxies are being requested from stockholders.

The Majority Stockholder Approval will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

2. APPROVAL OF THE REVERSE STOCK SPLIT AMENDMENT AND AUTHORIZATION TO THE BOARD OF DIRECTORS TO EFFECT THE REVERSE STOCK SPLIT AT THEIR DISCRETION

The Reverse Stock Split Amendment

On February 4, 2025, our Board of Directors and Majority Stockholder granted the Board a discretionary authority within the next twelve (12) months to file the Reverse Stock Split Amendment to effectuate the Reverse Stock Split (the “Reverse Split Amendment”) of all of our issued and outstanding shares of Common Stock at an exchange ratio ranging from one for two (1:2) to one for one hundred (1:100) (the “Split Ratio Range”). The form of the Reverse Split Amendment is attached to this Information Statement as Appendix A.

Background and Reasons for the Reverse Stock Split

The Board of Directors has the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect the Reverse Stock Split within the Split Ratio Range at any time it believes to be most advantageous to our Company and stockholders in the next 12 months. The exact ratio of the Reverse Stock Split, if effected, would be set at a whole number within the range as determined by the Board of Directors in its sole discretion. The Reverse Stock Split Amendment would not change the number of authorized shares of our Common Stock and the par value of our Common Stock would remain at $0.0001 per share. As of the date of this Information Statement, we do not have any current plans, arrangements or understandings related to the issuance of any additional shares of Common Stock that will become newly available as a result of the Reverse Stock Split.

On October 10, 2024, we received a notification letter from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that, because the closing bid price for our Common Stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, we no longer meet the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days from the date of notification, or until April 8, 2025, to regain compliance with the Minimum Bid Price Requirement, during which the stock will continue to list on the Nasdaq.

The Reverse Stock Split would potentially increase our bid price such that we meet the Minimum Bid Requirement required for maintaining the listing requirements for the Nasdaq Capital Market. We currently do not meet the Nasdaq Minimum Bid Requirement. The Reverse Stock Split will not cause us to meet all of the listing requirements for Nasdaq. However, we believe the Reverse Stock Split will increase our stock price which may help us move towards eventually meeting the Minimum Bid Requirement. We can provide no assurances that the Reverse Stock Split will have a long-term positive effect on the market price of our Common Stock or increase our ability to be maintain listing for trading on Nasdaq.

We believe that enabling our Board of Directors to set the ratio (the “Reverse Split Ratio”) within the Split Ratio Range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board of Directors may consider, among other things, factors such as:

●	the listing requirements of Nasdaq;

●	the historical trading price and trading volume of our Common Stock;

●	the number of outstanding shares of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and

●	prevailing general market and economic conditions.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than 2 and no more than 100 shares of existing issued and outstanding Common Stock, as determined by our Board of Directors, will be combined into one share of Common Stock. The Reverse Stock Split Amendment, if any, will effect only the Reverse Split Ratio within such Split Ratio Range determined by our Board of Directors to be in the best interests of our stockholders.

The Board of Directors will retain the authority not to effect the Reverse Stock Split even though it has already obtained stockholder approval. Thus, the Board of Directors, at its discretion, may cause the filing of the Reverse Stock Split Amendment to effect a Reverse Stock Split or abandon it and effect no Reverse Stock Split if it determines that such action is not in the best interests of our Company and stockholders.

Purpose of the Reverse Stock Split

The Board of Directors is notifying stockholders of the proposed Reverse Stock Split in connection with the plan to maintain listing of our Common Stock on Nasdaq. The Board of Directors believes that the consummation of the Reverse Stock Split and the continued listing of our Common Stock on Nasdaq will make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons described in this Information Statement, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will improve our ability to maintain listing on Nasdaq. Nasdaq requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. A decrease in the number of outstanding shares of our Common Stock resulting from a Reverse Stock Split should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain over the Minimum Bid Price Requirement of Nasdaq following the Reverse Stock Split.

Additionally, we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. As previously discussed, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which would enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock in order to attract new investors and meet the Minimum Bid Price Requirement of Nasdaq. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if effected, would become effective upon the filing (the “Effective Time”) of the Reverse Stock Split Amendment with the Secretary of State of the State of Nevada. The Reverse Stock Split Amendment will implement the Reverse Split Ratio as determined by the Board of Directors prior to the Effective Time. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

The Reverse Stock Split will not affect any stockholder’s percentage ownership interest in our Company, except as described below in “Fractional Shares” and with respect to certain adjustable warrants as described below. Record holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Split Ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share. In addition, the Reverse Srock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of Fractional Shares as discussed herein).

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time of a Reverse Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Split Ratio. In addition, a reduction in the number of shares of our Common Stock outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

The availability of a substantial number of authorized but un-issued shares of our Common Stock resulting from the Reverse Stock Split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Articles of Incorporation or bylaws as then in effect. The proposal to effectuate the Reverse Stock Split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our Board of Directors did not authorize the Reverse Stock Split to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

The principal effect of the Reverse Stock Split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced to a number of shares between and including one-half to one-hundredth that amount, as the case may be based on the ratio for the Reverse Stock Split as determined by our Board of Directors, and (ii) all outstanding options and warrants (other than certain adjustable warrants as described below) entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants (other than certain adjustable warrants as described below), as applicable, between and including one-half to one-hundredth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants, as applicable, immediately preceding the Reverse Stock Split at an exercise price equal to between and including 1 to 100 times the exercise price specified before the Reverse Stock Split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split, as the case may be based on the ratio for the Reverse Stock Split as determined by our Board. Other awards under our Amended and Restated La Rosa Holdings Corp. 2022 Equity Incentive Plan would be subject to proportionate adjustments.

The principal effect of the Reverse Stock Split on certain warrants (the “adjustable warrants”) held by our Chief Executive Officer, our consultant, our underwriter and placement agent, as previously disclosed in the Company’s periodic reports filed with the Commission, will be that the number of shares such holders will be able to purchase upon exercise of such warrants, and/or the exercise price of those warrants will be adjusted in accordance with the terms of those warrants.

Certain Risk Associated with the Reverse Split

There are certain risks associated with the implementation of the Reverse Stock Split, including the following:

●	While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in any particular price for our Common Stock or result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

●	There can be no assurance that the market price per new share of our Common Stock after a Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

●	Although we expect that the Reverse Stock Split will result in an increase in the market price of our Common Stock, we cannot assure you that the Reverse Stock Split, if implemented, will increase the market price of our Common Stock in proportion to the reduction in the number of shares of Common Stock outstanding or result in a permanent increase in the market price. The effect the Reverse Stock Split may have upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The market price of our Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

●	The Reverse Stock Split may result in some stockholders owing “odd lots” of less than 100 shares of our Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. Stockholders holding shares of our Common Stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our Common Stock held following the Reverse Stock Split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the Reverse Stock Split. By signing and cashing the check, stockholders would warrant that they owned the shares of our Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the Reverse Stock Split and the date payment is received.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. In lieu of issuing fractions of shares, the Company will round up the fractional share to the next whole share, on the participant level.

Accounting Matters

The proposed Reverse Stock Split Amendment will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Board Discretion to Implement the Reverse Stock Split

The Board of Directors, in its sole discretion, may determine to implement the Reverse Stock Split. Notwithstanding the approval of the Reverse Stock Split by our Majority Stockholder, the Board of Directors, in its sole discretion, may determine not to implement the Reverse Stock Split.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is Vstock Transfer, LLC located at 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Consequences if the Reverse Stock Split Amendment is Not Filed

The Reverse Stock Split Amendment to effect the proposed Reverse Stock Split of our issued and outstanding Common Stock is necessary for us to increase the trading price of our Common Stock and meet the Minimum Bid Price Requirement of Nasdaq. In order to move forward with our business strategy, key initiatives and plans to grow our business, we must raise additional funds and increase the price-per-share of our Common Stock. If we do not effect the Reverse Stock Split, in all likelihood we would be unable to maintain our Common Stock on Nasdaq and we may be unable to obtain adequate capital to expand our sales and marketing efforts, increase our product offerings and grow our business. Without such additional capital, we may be required to scale back or eliminate some or all of our operations, which may have a material adverse effect on our business.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

For purposes of this summary a “non-U.S. holder” is any beneficial owner of our Common Stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:

●	an individual who is or is treated as a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. In addition, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

A U.S. holder that receives cash in lieu of a fractional share of Common Stock in the Reverse Stock Split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-Reverse Stock Split Common Stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our Common Stock surrendered in the Reverse Stock Split was greater than one year as of the date of the exchange.

U.S. Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights concerning the Reverse Stock Split.

3. APPROVAL OF THE THIRD AMENDED AND RESTATED 2022 LA ROSA HOLDINGS CORP. AGENT INCENTIVE PLAN

On February 4, 2025, the Compensation Committee of our Board of Directors (the “Compensation Committee”), our Board of Directors, and the Majority Stockholder approved the Third Amended and Restated La Rosa Holdings 2022 Agent Incentive Plan (“Third Amended Agent Plan”). A copy of the Third Amended Agent Plan is attached hereto as Appendix B.

The purpose of adoption of the Third Amended Agent Plan is to revise the vesting terms of the grants under Agent Equity Program and to add new terms allowing the participants to authorize the Company to set aside 5% of their agent net commissions on transactions in their name to purchase shares of the Common Stock at a 20% discount from the prior 30 day volume weighted average closing price of the Common Stock on Nasdaq.

The Third Amended Agent Plan will replace the Second Amended and Restated La Rosa Holdings 2022 Agent Incentive Plan adopted on November 19, 2024 by the stockholders of the Company, in its entirety.

Summary of the terms of the Third Amended Agent Plan

Pursuant to the Third Amended Agent Plan, all participation in the plan is voluntary and no agent or broker will be penalized for not participating in the plan. The Company may sell, and may, in the Compensation Committee’s absolute discretion, grant, shares of the Company’s Common Stock or restricted stock units (the “RSUs”) to all agents and brokers in good standing with the Company, including each of the Company’s majority owned subsidiaries (the “Majority Subsidiaries”), who are defined as “consultants” under the Company’s 2022 Equity Incentive Plan (“Participants”) as a part of their, or as additional, compensation.

All agents and brokers in good standing with the Company and each of the Company’s Majority Subsidiaries (as described in that certain independent contractor agreement signed by such agent and the Company or its Majority Subsidiary) are eligible to participate in the Second Amended Agent Plan unless they are licensed brokers, holding an equity interest in brokerage businesses, in which the Company also holds an equity interest. In addition, employees or independent contractors hired by the Company as team leaders whose job description specifically includes recruitment functions are precluded from participating in the recruiting portion of the Agent Equity Program of the plan. Only individuals who provide their social security number to the Company’s Stock Plan Administrator software are eligible. No business entities can participate in the Third Amended Agent Plan.

The Third Amended Agent Plan has three components:

(1)	Agent Equity Program. The Company’s Agent Equity Program (the “Agent Equity Program”) includes the following two components:

a.	Blue Diamond: Participants in the Agent Equity Program will be eligible to receive an RSU who: (i) close more than 20 sale transactions or make more than $6,000,000 gross sales volume in verified listing or buy-side transactions (the “Milestones,” and each a “Milestone”) with the Company and its Majority Subsidiaries in a given calendar year, and (ii) remain with the Company for at least 12 consecutive months thereafter. Such RSUs will be granted to qualifying Participants on the last day of the month of the one-year anniversary of the date the Company verifies a Milestone has been achieved (the “Blue Diamond Grant Date”). The RSU will be equivalent to $2,000 on the Blue Diamond Grant Date, and the RSU value will be converted into shares of the Company’s Common Stock based on the volume weighted average closing price (“VWAP”) of the month of the Blue Diamond Grant Date based on the Company’s Common Stock on the Nasdaq Stock Market, rounded down to a whole share. For example, if the Company verifies a Milestone has been achieved on April 12, 2024, the Company will grant the Participant’s RSU on April 30, 2025. RSUs will vest in 3 ratable installments in whole shares: 1/3 at the time of the Blue Diamond Grant Date, and 1/3 at each of the next two anniversaries of such grant date. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested RSUs. If the Participant is required upon the commission plan on which they are enrolled, but does not pay his or her annual or monthly dues pursuant to that certain independent contractor agreement signed by such agent and the Company or its Majority Subsidiary within 60 days of the due date, all remaining unvested RSUs will be forfeited. The Blue Diamond program shall be effective as of January 1, 2023, meaning agents who meet the Milestones in the calendar year 2023, and each year thereafter, are eligible to receive an RSU.

b.	Ultimate Plan Cap.

Participants in the Agent Equity Program who enroll or renew under the Ultimate Plan 90-10 commission plan or the Ultimate Plan Business Builder commission plan (the “Profit Share Plans”), both of which have terms of 12 months from the agent start date, will be eligible to receive an RSU (i) once they cap their 10% portion of their commission in accordance with the terms of the Profit Share Plans and (ii) remain with the Company for at least 12 consecutive months thereafter. Such RSUs will be granted to qualifying Participants on the last day of the month of the one-year anniversary of the date the Company verifies the agent achieved their cap (the “UP Cap Grant Date”). The RSU will be equivalent to $10,000 on the UP Cap Grant Date, and the RSU value will be converted into shares based on the VWAP of the month of the UP Cap Grant Date based on the Company’s Common Stock on the Nasdaq Stock Market, rounded down to a whole share. For example, if the Company verifies the agent capped their 10% commission in accordance with the terms of the Profit Share Plans on May 15, 2024, the Company will grant the Participant’s RSU on May 31, 2025. RSUs will vest in 3 ratable installments in whole shares: 1/3 at the time of the UP Cap Grant Date, and 1/3 at each of the next two anniversaries of such grant date. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested RSUs. If the Participant is required upon the terms of the Profit Share Plans, but does not pay his or her annual or monthly dues pursuant to the independent contractor agreement signed by such agent and the Company or its Majority Subsidiary within 60 days of the due date, all remaining unvested RSUs will be forfeited. The Ultimate Plan Cap program shall be effective as of January 1, 2024, meaning agents who enroll or renew under the Profit Share Plans on or after January 1, 2024 and meet other requirements of this program, will be eligible to receive an RSU.

c.	Recruiting:

I.	Participants in the Agent Equity Program will be eligible to receive an RSU if they (i) recruit agents who become agents of the Company and remain agents of the Company for at least 12 consecutive months, and (ii) remain with the Company for at least 12 consecutive months. Such RSU will be granted to a qualifying Participant on the last day of the month of the one-year anniversary of the date the Company verifies the such Participant recruited the agent and is still with the Company (the “Recruitment Grant Date”). The RSU will be equivalent to $200 on the Recruitment Grant Date for each agent recruited, and the RSU value will be converted into shares based on the VWAP of the month of the Recruitment Grant Date based on the Company’s Common Stock on the Nasdaq Stock Market, rounded down to a whole share. For example, if the Company verifies a Participant recruited an agent on June 20, 2024 and that agent is still with the Company one year later, the Company will grant the Participant’s RSU on June 30, 2025. RSUs will vest in 3 ratable installments in whole shares: 1/3 at the time of the Recruitment Grant Date, and 1/3 at each of the next two anniversaries of such grant date. Such RSUs shall be granted for every agent recruited by a Participant that meet the eligibility criteria. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested RSUs. If the Participant is required upon the terms of the commission plan on which they are enrolled, but does not pay his or her annual or monthly dues pursuant to the independent contractor agreement signed by such agent and the Company or its Majority Subsidiary within 60 days of the due date, all remaining unvested RSUs will be forfeited. The Recruiting program shall be effective as of January 1, 2024, meaning agents who recruit agents on or after January 1, 2024 will be eligible to receive an RSU.

II.	A Participant who (i) recruits ten (10) agents in one calendar year who become agents of the Company and remain agents of the Company for at least 12 consecutive months, and (ii) remains with the Company for at least 12 consecutive months after the last agent was recruited by this Participant, will receive an additional value of $8,000 on the tenth RSU. All terms will be applied pursuant to Section I. above. If such Participant continues to recruit additional agents in the same year, every multiple of ten (10) agents recruited in one fiscal year will be enhanced with the $8,000 additional value on an RSU.

(2)	Discretionary Bonus Program. All Participants in the Discretionary Bonus Program (the “Bonus Program”) are to be eligible for a grant of an equity award in the Compensation Committee’s discretion. The Compensation Committee or its designee may, from time to time, review the performance of Participants who achieve outstanding results in their endeavors for the Company and may grant an equity award to such Participant without payment by such Participant. All equity awards granted under the Bonus Program will vest based on the terms of the grant certificate. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested equity awards. If the Participant is required upon the terms of the commission plan on which the Participant is enrolled, but does not pay his or her annual or monthly dues pursuant to the agreement signed by such Participant and the Company or its Majority Subsidiary within 60 days of the due date, all remaining unvested equity awards will be forfeited.

(3)	Contribution of Commission as Payment for Shares: Participants, by submitting filled out the Form of Election, authorize the Company to set aside five percent (5%) of their agent net commission (after splits and fees) (“Contribution for Payment”) on transactions which close in their name to purchase shares of the Company’s Common Stock commencing with transactions closing 30 days after the receipt of the Form of Election by the Company (“Commission Program”). Such Common Stock will be sold to the Participant at a 20% discount from the prior 30 day volume weighted average closing price of the Company’s Common Stock on the Nasdaq Stock Market as of the market trading day on the Purchase Date (as defined below). Shares of Common Stock under the Commission Program shall be purchased on the last trading day of the month during which the closing on the sale of any property from which a Contribution for Payment has been authorized (“Purchase Date”). All shares of Common Stock purchased under the Commission Program will vest immediately in the name of the Participant. Any Participant may cancel his or her participation in the Commission Program by providing email notification of cancellation to the Company not less than 30 calendar days prior to the next scheduled Purchase Date.

Death of Participant. Any distribution or delivery to be made to Participant under the plan, if Participant is then deceased, will be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.

Restricted Stock Units. Each RSU grant under the Third Amended Agent Plan will be evidenced by an agreement that will specify the terms and conditions of the grant. Upon vesting each one RSU shall automatically convert into one share of Common Stock.

Associated Costs. Participants are responsible for all associated costs related to ownership of RSUs or underlying shares of Common Stock purchased or granted under the Third Amended Agent Plan.

No Guarantee of Continued Service. The vesting of the RSUs pursuant to the vesting schedule described in the plan is earned only by continuing as an agent or broker through the applicable vesting date(s), which unless provided otherwise under applicable laws is at the will of the applicable service recipient and not through the act of being hired, being granted the RSU or acquiring shares.

Termination. The Third Amended Agent Plan is subject to termination at the discretion of the Compensation Committee at any time.

The Third Amended Agent Plan will be effective no earlier than twenty (20) days after this Information Statement has been made available to our stockholders, which we expect to be on or approximately [*], 2025.

4. APPROVAL OF THE INCREASE OF AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO TWO BILLION (2,000,000,000) SHARES

On February 4, 2025, our Board of Directors and the Majority Stockholder have approved the increase of the Company’s authorized number of shares of Common Stock to two billion (2,000,000,000) shares of Common Stock (the “Share Increase”), and the filing of a Certificate of Amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation with the Secretary of State of Nevada to reflect such increase and to restate Sections 3.01 and 3.02 of the Amended and Restated Articles of Incorporation of the Company. The Certificate of Amendment is attached hereto as Appendix C and is subject to non-material technical, administrative or similar changes and modifications by the officers of the Company, in order to comply with NRS.

The Amendment has no effect on the par value of the Company’s Common Stock.

The purpose of the Share Increase is to provide the Board of Directors the ability to issue additional shares of Common Stock of the Company to enable the Company to issue sufficient amount of shares of Common Stock pursuant to the Securities Purchase Agreement described above and certain other material Transaction Documents (as defined therein), and to complete other transactions which the Board of Directors believe may be accretive to stockholders, including acquisitions, consulting and employment relationships and fundraisings, provided that the Company does not currently have any definitive plans to, or definitive agreements (except according to the Transaction Documents) or understandings in place to, issue any such additional authorized but unissued shares of Common Stock which will be made available as a result of the Share Increase.

The purpose of the Amendment is to reflect the Share Increase and to restate Sections 3.01 and 3.02 of the current Amended and Restated Articles of Incorporation of the Company.

As a result of the Share Increase, there will be two billion hundred and fifty million (2,050,000,000) total authorized shares of capital stock of the Company, consisting of 2,000,000,000 shares of Common Stock, having a par value of $0.0001 per share, and 50,000,000 shares of preferred stock of the Company.

The Board of Directors will be authorized to issue the additional shares of Common Stock without having to obtain the approval of the Company’s stockholders. The issuance of additional shares could result in the dilution of the value of the shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company’s Common Stock.

The increase in the number of shares of Common Stock available for issuance is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of Common Stock without stockholder approval has potential utility as a device to discourage or impede a takeover of the Company. In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make the Company unattractive to the party seeking control of the Company. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

Effective Time and Implementation of the Amendment

The effective time for the Amendment will be the date on which we file the Amendment with the office of the Secretary of State of the State of Nevada or such later date and time as specified in the Amendment. We currently anticipate that the Amendment will be effective no earlier than twenty (20) days after this Information Statement has been made available to our stockholders, which we expect to be on or approximately [*], 2025.

EFFECTIVE DATE OF ACTION BY WRITTEN CONSENT

Per Rule 14c-2 under the Exchange Act, the corporate action taken by written consent becomes effective no earlier than twenty (20) calendar days after the first mailing or delivery of this Information Statement to stockholders as of the Record Date. This Information Statement provides a comprehensive overview of the actions approved by the holder of a majority of our outstanding Common Stock.

DISSENTER’S RIGHTS OF APPRAISAL

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Corporate Actions described in this Information Statement.

OUTSTANDING VOTING SECURITIES

Each share of Common Stock grants one vote on each matter submitted to stockholders. As of the Record Date, 29,332,193 Common Stock shares and 2,000 shares of Series X Super Voting Preferred Stock of the Company, each equivalent to 10,000 Common Stock votes, totaling twenty million (20,000,000) votes, were issued, outstanding, and eligible for action by written consent and notice of such action. The Majority Stockholder, also our Chief Executive Officer, President, and Board Chairman, owned 5,991,428 shares of Common Stock (including 2,191,428 shares of Common Stock owned by JLR-JCCLT1 Land Trust controlled by Mr. La Rosa) and 2,000 shares Series X Preferred Stock, having a total of 25,991,428 votes, constituting 52.7% of our capital stock’s outstanding voting power on the Record Date.

On February 4, 2025, the Majority Stockholder executed a written consent approving the Corporate Actions described in this Information Statement. Since these actions have been approved by the Majority Stockholder, this Information Statement does not solicit proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table presents information about our Common Stock’s beneficial ownership as of February 4, 2025, the Record Date, for (i) each named executive officer and director; (ii) all named executive officers and directors as a group; and (iii) each other stockholder known to us owning more than 5% of our outstanding Common Stock.

Beneficial ownership complies with SEC rules, generally including voting or investment power over securities. A person or group is deemed to have “beneficial ownership” of any shares they can acquire within sixty (60) days. For percentage calculations, any shares that a person can acquire within sixty days are considered issued and outstanding for that person but not for others. This table does not imply beneficial ownership admission by anyone listed.

Name and Address of Beneficial Owner(1)	Common Stock		Percentage of Common Stock(2)	Series X Super Voting Preferred Stock(3)	Percentage of Series X Super Voting Preferred Stock
Officers and Directors
Joseph La Rosa
(President, CEO, and Chairman)	9,785,496	(4)	29.3%	2,000	100%
Deana La Rosa
(Chief Operating Officer)	300,000	(5)	*
Alex Santos
(Chief Technology Officer)	6,814		*
Michael A. La Rosa
(Director)	105,625	(6)	*	-	-
Ned L. Siegel
(Director)	127,050	(7)	*	-	-
Siamack Alavi
(Director)	-		-	-	-
Lourdes Felix
(Director)	-		-	-	-
All Officers and Directors as a group (7 persons)	10,324,985		30.9%	2,000	100%

*	Less than 1%.

(1)	Unless otherwise indicated, the principal address of the executive officers, directors and 5% stockholders of the Company is c/o 1420 Celebration Boulevard, 2nd Floor, Celebration, Florida 34747.

(2)	Based on 29,332,193 shares of Common Stock issued and outstanding on the Record Date and the shares of Common Stock owner has the right to acquire within 60 days of the Record Date.

(3)	Based on 2,000 shares of Series X Super Voting Preferred Stock outstanding on the Record Date. Each share of Series X Super Voting Preferred Stock votes together with the Common Stock unless prohibited by law and has 10,000 votes per share.

(4)	Includes (i) 285 shares of Common Stock owned by Celebration Office Condos, LLC, an entity owned and controlled by Mr. La Rosa. The address of Celebration Office Condos, LLC is 1420 Celebration Blvd, 100 Celebration, Florida 34747; (ii) 3,800,000 shares of Common Stock owned by JLR-JCCLT1 Land Trust owned and controlled by Mr. La Rosa; (iii) 60,000 shares of Common Stock held by Mr. La Rosa’s adult children living in his household, which Mr. La Rosa is deemed to beneficially own; (iv) a 10-year fully vested stock option to purchase 134,065 shares of Common Stock at $1.7332 per share granted to Mr. La Rosa on February 1, 2024; (v) a 10-year fully vested stock option to purchase 800,000 shares of Common Stock at $1.5001 per share granted to Mr. La Rosa on January 2, 2024; (vi) a 10-year fully vested stock option to purchase 900,000 shares of Common Stock at $2.09 per share granted to Mr. La Rosa on December 7, 2023; (vii) a 10-year fully vested stock option to purchase 600,000 shares of Common Stock at $1.74 per share granted to Mr. La Rosa on March 15, 2024, (viii) a 10-year fully vested stock option to purchase 200,000 shares of Common Stock at $1.04 per share granted to Mr. La Rosa on June 18, 2024, (ix) a 10-year fully vested stock option to purchase 600,000 shares of Common Stock at $0.6699 per share granted to Mr. La Rosa on December 4, 2024, (x) a 10-year fully vested stock option to purchase 200,000 shares of Common Stock at $0.8444 per share granted to Mr. La Rosa on January 2, 2025, and (xi) a 10-year fully vested stock option to purchase 300,000 shares of Common Stock at $1.7332 per share granted to Deana La Rosa on February 1, 2024. Joseph La Rosa is the spouse of Deana La Rosa and is deemed to beneficially own the shares of Common Stock beneficially owned by Deana La Rosa.

(5)	Represents a 10-year fully vested stock option to purchase 300,000 shares of Common Stock at $1.7332 per share granted to Mrs. La Rosa on February 1, 2024. Deana La Rosa is the spouse of Joseph La Rosa and is deemed to beneficially own the shares of Common Stock beneficially owned by Joseph La Rosa.

(6)	Includes (i) a fully vested stock option to purchase 20,000 shares of Common Stock at $5 per share granted on March 17, 2022, and expiring on February 15, 2032; and (ii) a 10-year fully vested stock option to purchase 85,625 shares of Common Stock at $1.28 per share granted on November 1, 2023.

(7)	Includes (i) a fully vested stock option to purchase 20,000 shares of Common Stock at $5 per share granted on March 17, 2022, and expiring on February 15, 2032; and (ii) a 10-year fully vested stock option to purchase 107,050 shares of Common Stock at $1.28 per share granted on November 1, 2023.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “aims,” “plans,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

IMPORTANT NOTICE ABOUT FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements along with historical data. Phrases like “can,” “will,” “plans,” “expects,” “believes,” “aims,” “intends,” and similar terms are used to identify forward-looking statements. These statements discuss our expectations for future events or our future performance. It is important to note that these forward-looking statements are only our predictions as of now, and actual events or results could differ for various reasons. We are not obligated to update these statements if things change, except as required by law.

MORE INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to La Rosa Holdings Corp., 1420 Celebration Blvd., 2nd Floor, Celebration, Florida 34747, Attn: Secretary, or by telephoning the Company at (321) 250-1799.

DOCUMENT DELIVERY FOR SHARED ADDRESSES

We appreciate your cooperation with our effort to send fewer mailings to households that share an address. If we are sending one copy of our documents to a shared address but you would prefer your own copy, just let us know. You can request this by writing or calling us at the contact details provided. If you are currently receiving multiple copies at a shared address and would prefer just one copy for the household, please inform us in the same way.

NO ACTION NEEDED FROM STOCKHOLDERS

As a stockholder, you do not need to take any action in response to this document. However, the law requires us to send you this information at least 20 days before any corporate action can be taken.

By Order of the Board of Directors,

Joseph La Rosa Chief Executive Officer and Chairman of the Board of Directors

[●], 2025

Appendix A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

LA ROSA HOLDINGS CORP.

La Rosa Holdings Corp., a corporation organized and existing in the State of Nevada (the “Company”), hereby certifies as follows:

1.	Article 3 of the Amended and Restated Articles of Incorporation of the Company, as amended, shall be amended by adding the following Section 3.07:

“3.07. 2025 Reverse Stock Split. Effective as of 12:01 a.m., Eastern Time, on [ ] (the “2025 Split Effective Time”), every [ ]1 shares of Common Stock issued and outstanding or held by the Company as treasury shares as of the 2025 Split Effective Time shall automatically, and without action on the part of the Company or the stockholders, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, without increasing or decreasing the par value of each share of Common Stock (the “2025 Reverse Split”). No fractional shares of Common Stock shall be issued as a result of the 2025 Reverse Split and shall be rounded up to a whole share. The 2025 Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Company or its transfer agent. Each certificate or book entry position that immediately prior to the 2025 Split Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above. The 2025 Reverse Stock Split shall not have effect on the preferred stock of the Company, as well as on the authorized number or par value of the capital stock of the Company.”

2.	Except as set forth in this Certificate of Amendment, the Amended and Restated Articles of Incorporation of the Company, as amended, shall remain in full force and effect.

3.	This Certificate of Amendment has been approved and duly adopted by the Company’s Board of Directors and stockholders.

4.	This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on [ ].

IN WITNESS WHEREOF, said Company has caused this certificate to be signed on [ ], 2025.

By:
Name:	Joseph La Rosa
Title:	Chief Executive Officer

[1]	The Board of Directors will have a discretion to effect the 2025 Reverse Stock Split at a ratio of any whole number between 1-for-2 and 1-for-100.

Appendix B

THIRD AMENDED AND RESTATED

LA ROSA HOLDINGS CORP.

2022 AGENT INCENTIVE PLAN

1.	Introduction: La Rosa Holdings Corp. (the “Company”) has previously approved the Company’s 2022 Equity Incentive Plan (“2022 Plan”) and, pursuant to it, the Company’s Board of Directors (“Board”) has further authorized the creation of the La Rosa Holdings Corp. 2022 Agent Incentive Plan and Participation Election Form dated March 25, 2022, as Amended on April 26, 2022 (the “Original Agent Plan”) to be administered in the Board’s discretion. On March 20, 2024, the Compensation Committee of the Board (the “Compensation Committee”) approved an Amended and Restated La Rosa Holdings Corp. 2022 Agent Incentive Plan (the “First Amended Agent Plan”), which replaced the Original Agent Plan in its entirety. On September 19, 2024, the Compensation Committee approved and on November 19, 2024, the stockholders of the Company approved the Second Amended and Restated La Rosa Holdings Corp. 2022 Agent Incentive Plan (the “Second Amended Agent Plan”), which replaced the First Amended Agent Plan in its entirety. On February 4, 2025, the Compensation Committee approved this Third Amendment and Restated La Rosa Holdings Corp. 2022 Agent Incentive Plan (the “Agent Plan”) to be effective as of the date of the approval by the stockholders of the Company and to replace the Second Amended Agent Plan in its entirety. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the 2022 Plan.

Pursuant to the 2022 Plan, the Company may sell, and may, in the Compensation Committee’s absolute discretion, grant, shares of the Company’s common stock or Restricted Stock Units (“RSU”) to all agents and brokers in good standing with the Company, including each of the Company’s majority owned subsidiaries (the “Majority Subsidiaries”), who are defined as “consultants” under the 2022 Plan (“Participants”) as a part of their, or as additional, compensation. This Agent Plan has two components: the (i) Agent Equity Program and the (ii) Discretionary Bonus Program, which are described in more detail in Section 4 below.

2.	Voluntary Participation: All participation in this Agent Plan is voluntary and no agent or broker will be penalized for not participating in this Agent Plan. Agents and brokers may participate in any one or more or none of the Agent Plan’s programs. All Participants, who are eligible pursuant to Section 3 hereof, will be automatically considered to be participating in this Agent Plan. This Agent Plan will be administered electronically through the Company’s Stock Plan Administrator software (“SPA”). Upon the Participant achieving the targets described in the Section 4 hereof or upon decision of the Compensation Committee pursuant to the Section 5 hereof, the SPA will send a Participant a binding RSU award agreement between the Participant and the Company as set forth herein (the “Agreement”) once the eligibility of such Participant pursuant to Section 3 hereof is confirmed by the Company. The date that the Agreement is executed by the Participant shall be the effective date of the Agreement (“Effective Date”). Participants are urged to seek legal advice before signing the Agreement. A Participant has a right to refuse the award. A failure of the Participant to sign the Agreement within thirty (30) days will be considered a decision of the Participant to not participate in this Agent Plan and the grant will be voided by the Company.

3.	Eligibility: All agents and brokers in good standing with the Company and each of the Company’s Majority Subsidiaries (as described in that certain independent contractor agreement signed by such agent and the Company or its Majority Subsidiary) are eligible to participate in this Agent Plan unless they are licensed brokers, holding an equity interest in brokerage businesses, in which the Company also holds an equity interest.

In addition, employees or independent contractors hired by the Company as team leaders whose job description specifically includes recruitment functions are precluded from participating in the recruiting portion of the Agent Equity Program described in Section 4(c). Only individuals who provide their social security number to the Company’s SPA are eligible. No business entities can participate in this Agent Plan.

4.	Agent Equity Program: The Company’s Agent Equity Program (the “Agent Equity Program”) includes the following three components:

a.	Blue Diamond:

Participants in the Agent Equity Program will be eligible to receive an RSU who: (i) close more than 20 sale transactions or make more than $6,000,000 gross sales volume in verified listing or buy-side transactions (the “Milestones,” and each a “Milestone”) with the Company and its Majority Subsidiaries in a given calendar year, and (ii) remain with the Company for at least 12 consecutive months thereafter. Such RSUs will be granted to qualifying Participants on the last day of the month of the one-year anniversary of the date the Company verifies a Milestone has been achieved (the “Blue Diamond Grant Date”). The RSU will be equivalent to $2,000 on the Blue Diamond Grant Date, and the RSU value will be converted into shares of the Company’s common stock based on the volume weighted average closing price (“VWAP”) of the month of the Blue Diamond Grant Date based on the Company’s common stock on the Nasdaq Stock Market, rounded down to a whole share. For example, if the Company verifies a Milestone has been achieved on April 12, 2024, the Company will grant the Participant’s RSU on April 30, 2025. RSUs will vest in 3 ratable installments in whole shares: 1/3 at the time of the Blue Diamond Grant Date, and 1/3 at each of the next two anniversaries of such grant date. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested RSUs. If the Participant is required upon the commission plan on which they are enrolled, but does not pay his or her annual or monthly dues pursuant to that certain independent contractor agreement signed by such agent and the Company or its Majority Subsidiary within 60 days of the due date, all remaining unvested RSUs will be forfeited. The Blue Diamond program shall be effective as of January 1, 2023, meaning agents who meet the Milestones in the calendar year 2023, and each year thereafter, are eligible to receive an RSU.

b.	Ultimate Plan Cap:

Participants in the Agent Equity Program who enroll or renew under the Ultimate Plan 90-10 commission plan or the Ultimate Plan Business Builder commission plan (the “Profit Share Plans”), both of which have terms of 12 months from the agent start date, will be eligible to receive an RSU (i) once they cap their 10% portion of their commission in accordance with the terms of the Profit Share Plans and (ii) remain with the Company for at least 12 consecutive months thereafter. Such RSUs will be granted to qualifying Participants on the last day of the month of the one-year anniversary of the date the Company verifies the agent achieved their cap (the “UP Cap Grant Date”). The RSU will be equivalent to $10,000 on the UP Cap Grant Date, and the RSU value will be converted into shares based on the VWAP of the month of the UP Cap Grant Date based on the Company’s common stock on the Nasdaq Stock Market, rounded down to a whole share. For example, if the Company verifies the agent capped their 10% commission in accordance with the terms of the Profit Share Plans on May 15, 2024, the Company will grant the Participant’s RSU on May 31, 2025. RSUs will vest in 3 ratable installments in whole shares: 1/3 at the time of the UP Cap Grant Date, and 1/3 at each of the next two anniversaries of such grant date. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested RSUs. If the Participant is required upon the terms of the Profit Share Plans, but does not pay his or her annual or monthly dues pursuant to the independent contractor agreement signed by such agent and the Company or its Majority Subsidiary within 60 days of the due date, all remaining unvested RSUs will be forfeited. The Ultimate Plan Cap program shall be effective as of January 1, 2024, meaning agents who enroll or renew under the Profit Share Plans on or after January 1, 2024 and meet other requirements of this program, will be eligible to receive an RSU.

c.	Recruiting:

I.	Participants in the Agent Equity Program will be eligible to receive an RSU if they (i) recruit agents who become agents of the Company and remain agents of the Company for at least 12 consecutive months, and (ii) remain with the Company for at least 12 consecutive months. Such RSU will be granted to a qualifying Participant on the last day of the month of the one-year anniversary of the date the Company verifies the such Participant recruited the agent and is still with the Company (the “Recruitment Grant Date”). The RSU will be equivalent to $200 on the Recruitment Grant Date for each agent recruited, and the RSU value will be converted into shares based on the VWAP of the month of the Recruitment Grant Date based on the Company’s common stock on the Nasdaq Stock Market, rounded down to a whole share. For example, if the Company verifies a Participant recruited an agent on June 20, 2024 and that agent is still with the Company one year later, the Company will grant the Participant’s RSU on June 30, 2025.RSUs will vest in 3 ratable installments in whole shares: 1/3 at the time of the Recruitment Grant Date, and 1/3 at each of the next two anniversaries of such grant date. Such RSUs shall be granted for every agent recruited by a Participant that meet the eligibility criteria. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested RSUs. If the Participant is required upon the terms of the commission plan on which they are enrolled, but does not pay his or her annual or monthly dues pursuant to the independent contractor agreement signed by such agent and the Company or its Majority Subsidiary within 60 days of the due date, all remaining unvested RSUs will be forfeited. The Recruiting program shall be effective as of January 1, 2024, meaning agents who recruit agents on or after January 1, 2024 will be eligible to receive an RSU.

II.	A Participant who (i) recruits ten (10) agents in one calendar year who become agents of the Company and remain agents of the Company for at least 12 consecutive months, and (ii) remains with the Company for at least 12 consecutive months after the last agent was recruited by this Participant, will receive an additional value of $8,000 on the tenth RSU. All terms will be applied pursuant to Section I. above. If such Participant continues to recruit additional agents in the same year, every multiple of ten (10) agents recruited in one fiscal year will be enhanced with the $8,000 additional value on an RSU.

5.	Discretionary Bonus Program: All Participants in the Discretionary Bonus Program (the “Bonus Program”) are to be eligible for a grant of an equity award in the Compensation Committee’s discretion. The Compensation Committee or its designee may, from time to time, review the performance of Participants who achieve outstanding results in their endeavors for the Company and may grant an equity award to such Participant without payment by such Participant. All equity awards granted under the Bonus Program will vest based on the terms of the grant certificate. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested equity awards. If the Participant is required upon the terms of the commission plan on which the Participant is enrolled, but does not pay his or her annual or monthly dues pursuant to the agreement signed by such Participant and the Company or its Majority Subsidiary within 60 days of the due date, all remaining unvested equity awards will be forfeited.

6.	Contribution of Commission as Payment for Shares: Participants, by submitting filled out the Form of Election, attached to this Agent Plan as Exhibit A, authorize the Company to set aside five percent (5%) of their agent net commission (after splits and fees) (“Contribution for Payment”) on transactions which close in their name to purchase shares of the Company’s common stock commencing with transactions closing 30 days after the receipt of the Form of Election by the Company (“Commission Program”). Such common stock will be sold to the Participant at a 20% discount from the prior 30 day volume weighted average closing price of the Company’s common stock on the Nasdaq Stock Market as of the market trading day on the Purchase Date (as defined below). Shares of common stock under the Commission Program shall be purchased on the last trading day of the month during which the closing on the sale of any property from which a Contribution for Payment has been authorized (“Purchase Date”). All shares of common stock purchased under the Commission Program will vest immediately in the name of the Participant. Any Participant may cancel his or her participation in the Commission Program by providing email notification of cancellation at accounting@larosarealtycorp.com not less than 30 calendar days prior to the next scheduled Purchase Date.

7.	Death of Participant: Any distribution or delivery to be made to Participant under the Agreement, if Participant is then deceased, will be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.

8.	Responsibility for Taxes: Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary of the Company to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the RSUs or underlying shares of common stock, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in this Agent Plan and legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or release from escrow of RSUs or underlying shares of common stock, the filing of an 83(b) election with the Internal Revenue Service (IRS) regarding the RSUs or underlying shares of common stock, or the sale of shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the RSUs or underlying shares of common stock (or release from escrow thereof or issuance of shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the RSUs or underlying shares of common stock, including, but not limited to, the grant, vesting or release from escrow of the RSUs or underlying shares of common stock, the filing of an 83(b) Election (as defined below) with respect to the RSUs or underlying shares of common stock, the subsequent sale of shares acquired pursuant to the Agreement and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the RSUs or underlying shares of common stock to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required withholding obligations under applicable law or regulation at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the shares. Participant, by signing this enrollment form, certifies that: Participant is not subject to backup withholding because (i) Participant is exempt from backup withholding, or (ii) Participant has been notified by the Internal Revenue Service (IRS) that Participant is not subject to backup withholding, or (iii) the IRS has notified Participant that Participant is no longer subject to backup withholding.

9.	Custody of Shares: All shares of common stock being granted pursuant to the 2022 Plan are registered pursuant to the Registration Statement on the Form S-8 filed by the Company with the U.S. Securities and Exchange Commission on October 20, 2023. All shares of common stock being granted pursuant to the Amended and Restated 2022 Plan to be effective as of the date of the approval by the stockholders of the Company will be registered pursuant to the Registration Statement on the Form S-8 immediately after the stockholder’s approval of the Amended and Restated 2022 Plan. Upon vesting of the RSUs granted under the Agents Plan and their conversion into the free trading shares of common stock of the Company, the SPA will transfer such shares by DWAC or DRS to the brokerage account of respective Participant with Siebert Financial Corp (“Siebert”). The Participant may instruct Sibert to transfer such shares to his or her other brokerage account.

10.	Restricted Stock Units: Each RSU grant under the Agents Plan will be evidenced by an Agreement that will specify the terms and conditions of the grant. Participants acknowledge and agree that all RSUs will NOT be freely tradeable until they vest and convert into the shares of common stock registered under the Registration Statement on Form S-8. Upon vesting each one RSU shall automatically convert into one share of common stock.

11.	Associated Costs: Ownership of RSUs or underlying shares of common stock purchased or granted under this Agent Plan may come with associated costs imposed by third parties, including fees that may be imposed by our stockbroker, Siebert, or others. Participants shall be responsible for all associated costs.

12.	Rights as Stockholder: Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares underlying the RSUs deliverable hereunder unless and until certificates representing such shares (which may be in book entry or DRS form) will have been issued and recorded on the records of the Company, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such shares and receipt of dividends and distributions on such shares.

13.	No Guarantee of Continued Service: The vesting of the RSUs pursuant to the vesting schedule hereof is earned only by continuing as an agent or broker through the applicable vesting date(s), which unless provided otherwise under applicable laws is at the will of the applicable Service Recipient and not through the act of being hired, being granted the RSU or acquiring shares hereunder. Participant further acknowledges and agrees that the Agreement, the transactions contemplated thereunder and the vesting schedule set forth therein do not constitute an express or implied promise of continued engagement as an agent or broker for the vesting period, for any period, or at all, and shall not interfere in any way with Participant’s right or the right of any Service Recipient to terminate Participant’s relationship as an agent or broker, subject to applicable law, which termination, unless provided otherwise under applicable law, may be at any time, with or without cause.

14.	Unvested RSUs Are Not Transferable: The unvested RSUs subject to the Agreement and the rights and privileges conferred hereby will not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process until such shares shall have vested in accordance with the provisions of the Agreement. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the unvested RSUs subject to the Agreement, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment, or similar process, the then-unvested RSUs will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.

15.	No Advice Regarding Grant: The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in this Agent Plan or the Participant’s acquisition or sale of the underlying shares. Participant is hereby advised to consult with his or her own personal tax, legal, and financial advisers regarding his or her participation in this Agent Plan before taking any action related to this Agent Plan.

16.	Termination: This Agent Plan is subject to termination at the discretion of the Compensation Committee at any time. Any termination will not adversely affect RSUs purchased or vested before the date of termination. Participants will be notified of such termination.

17.	Data Privacy: Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in the Agreement and any other materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Participant’s participation in this Agent Plan.

18.	Successors and Assigns: The Company may assign any of its rights under the Agreement to single or multiple assignees, and the Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors, and assigns. The rights and obligations of the Participant under the Agreement may be assigned only with the prior written consent of the Company.

19.	No Waiver: Either party’s failure to enforce any provision or provisions of the Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of the Agreement. The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available under the circumstances.

20.	Governing Law; Severability: This Agent Plan, the Agreement, and the RSUs are governed by the internal substantive laws, but not the choice of law rules, of the State of Nevada. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, the remainder of this Agreement shall continue in full force and effect.

21.	Entire Agreement: The 2022 Plan is incorporated herein by reference. The 2022 Plan, this Agent Plan and the Agreement constitute the entire agreement of the parties concerning the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except through a writing signed by the Company and Participant.

22.	Contact Information. If you would like to sign up for or terminate your participation in this Agent Plan, please contact representatives of the Company via accounting@larosarealtycorp.com.

EXHIBIT A

COMMISSION PROGRAM PARTICIPANT ELECTION FORM

NO AGENT, BROKER OR ELIGIBLE INDIVIDUAL SHALL BE DEEMED A PARTICIPANT OF COMMISSION PROGRAM UNLESS AND UNTIL SUBMITTING THIS COMPLETED FORM OF ELECTION.

PLEASE CHECK ALL OF THE APPROPRIATE CHOICES BELOW:

●	YES - I would like to participate in the Commission Program.

●	NO - I do not wish to participate in the Commission Program at this time.

My primary beneficiary is: ____________________________________________________________________
My primary beneficiary’s address is: _____________________________________________________________.
My primary beneficiary’s telephone is: ___________________________________________________________.
My primary beneficiary’s email is: _______________________________________________________________.

PARTICIPANT:

By:
(Sign On The Line Above)
Print Name: ______________________
Address:
Telephone:
E-Mail:
Date:

Appendix C

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

LA ROSA HOLDINGS CORP.

La Rosa Holdings Corp., a corporation organized and existing in the State of Nevada (the “Company”), hereby certifies as follows:

1.	Section 3.01 of the Amended and Restated Articles of Incorporation of the Company, as amended, shall be deleted in its entirety and replaced with the following:

“3.01. Authorized Capital Stock. The total number of shares of stock this Corporation is authorized to issue shall be 2 billion 50 million (2,050,000,000) shares, par value $0.0001 per share. This stock shall be divided into two classes to be designated as “Common Stock” and “Preferred Stock”.”

2.	Section 3.02 of the Amended and Restated Articles of Incorporation of the Company, as amended, shall be deleted in its entirety and replaced with the following:

“3.02. Common Stock. The total number of authorized shares of Common Stock shall be 2 billion (2,000,000,000).”

3.	Except as set forth in this Certificate of Amendment, the Amended and Restated Articles of Incorporation of the Company, as amended, shall remain in full force and effect.

4.	This Certificate of Amendment has been approved and duly adopted by the Company’s Board of Directors and stockholders.

5.	This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on [ ].

IN WITNESS WHEREOF, said Company has caused this certificate to be signed on [ ], 2025.

By:
Name:	Joseph La Rosa
Title:	Chief Executive Officer